                                                                 Exhibit 99(h1)

              SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT

     Agreement made as of this October 21, 2002, between each investment company or series thereof listed on Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies or series thereof advised by an affiliate of Columbia Management Group, Inc. ("CMG") or to delete one or more of such investment companies or series thereof), each of such investment companies or series thereof acting severally on its own behalf and not jointly with any of such other companies (each of such investment companies or series thereof being hereinafter referred to as the "Fund" and collectively as the "Funds"), and Liberty Funds Services, Inc. ("LFS") a Massachusetts corporation. Each Fund may offer multiple classes of shares.

     WHEREAS, the Fund desires that LFS perform certain services for the Fund;
and

     WHEREAS, LFS is willing to perform such services upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1. APPOINTMENT. The Funds hereby appoint LFS to act as Transfer Agent, Dividend Disbursing Agent and Shareholders' Servicing Agent for the Funds and as agent for the Funds' shareholders in connection with the shareholder plans described in the Prospectus, and LFS accepts such appointments and will perform the respective duties and functions of such offices in the manner hereinafter set forth.

     2. COMPENSATION. Each Fund shall pay to LFS for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursement as may from time to time be approved by vote of the Directors of the Fund.

     Schedule A attached hereto sets forth the compensation and reimbursement arrangements to be effective October 19, 2002 and the treatment of all interest earned with respect to balances in the accounts maintained by LFS with the Fund's custodian (the "Custodian"), referred to in paragraphs 6, 10 and 11 hereof, net of any charges by the Custodian in connection with such accounts, and all interest earned with respect to balances in the accounts maintained by the Distributor for the Columbia Funds, Liberty Funds Distributor, Inc., (the "Distributor"), a subsidiary of CMG, in connection with the sale and redemption of shares of the Fund, net of any charges by the Distributor in connection with such accounts.

     Schedule B attached hereto sets forth the compensation and reimbursement arrangements to be effective commencing November 1, 2002 and the treatment of all interest earned with respect to balances in the accounts maintained by LFS with the Fund's custodian (the "Custodian"), referred to in paragraphs 6, 10 and 11 hereof, net of any charges by the Custodian in connection with such accounts, and all interest earned with respect to balances in the accounts maintained by the Fund's Distributor (the "Distributor"), a subsidiary of CMG, in connection with the sale and redemption of shares of the Fund, net of any charges by the Distributor in connection with such accounts.

     3. COPIES OF DOCUMENTS. The Fund will furnish LFS with copies of the following documents: the Articles of Incorporation of each Fund and all amendments thereto; the By-Laws of each Fund, as amended from time to time; and each Fund's Registration Statement as in effect on the date hereof under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments or supplements thereto hereafter filed. Each Prospectus and Statement of Additional Information contained in such Registration Statement, as from time to time amended and supplemented, together are herein collectively referred to as the "Prospectus."

     4. SHARE CERTIFICATES. Unless the Directors of each of the Funds shall have resolved that the Fund's shares, or all of the shares of a particular series or class of such shares, shall be issued in uncertificated form, LFS shall maintain a sufficient supply of blank share certificates representing such shares, in the form approved from time to time by the Directors of the Fund. Such blank share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, and shall bear the seal or facsimile thereof of the Fund; and not withstanding the death, resignation or removal of any officer of the Fund authorized to sign such share certificates, LFS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Fund.

     5. LOST OR DESTROYED CERTIFICATES. In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to LFS an affidavit of loss or non-receipt by the holder of shares with respect to which a certificate has been lost or destroyed, supported, at the discretion of LFS, by an appropriate bond satisfactory to LFS and the Fund issued by a surety company satisfactory to LFS.

     6. RECEIPT OF FUNDS FOR INVESTMENT. LFS will maintain one or more accounts with the Custodian, into which it will deposit funds payable to LFS as agent for, or otherwise identified as being for the account of, the Funds or the Distributor, prior to crediting such funds to the respective accounts of the Funds and the Distributor. Thereafter, LFS will determine the amount of any such funds due a Fund (equal to the number of Fund shares sold by a Fund computed pursuant to paragraph 7 hereof, multiplied by the net asset value of a Fund's shares next determined after receipt of such purchase order) and the Distributor (equal to the sales charge applicable to such sale, computed pursuant to paragraph 9 hereof), respectively, and shall deposit the portion due the Distributor in its account with such bank as may from time to time be designated by the Distributor, and then deposit the net amount due a Fund in its account with the Custodian. LFS shall notify the Distributor and the Custodian, respectively, (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to the dealer participating in the sale, calculated pursuant to paragraph 9 hereof) of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be confirmed in writing.

     7. SHAREHOLDER ACCOUNTS. Upon receipt of any funds referred to in paragraph 6 hereof, LFS will compute the number of shares purchased by the shareholder according to the net asset value of Fund shares next determined after such receipt less the applicable sales charge, calculated pursuant to paragraph 9 hereof, and:

          (a) In the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

          (b) Unless the Directors of a Fund have resolved that all of the Fund's shares, or all of the shares of a particular series or class, shall be issued in uncertificated form, and if specifically requested in writing by the shareholder, countersign, issue and mail a share certificate, by first class mail, to the shareholder at his or her address as set forth in a share certificate for full shares purchased;

          (c) Send to the shareholder, whether a new or existing shareholder, a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share; and

          (d) In the case of a request to establish an accumulation plan, withdrawal plan, group plan or other plan or program being offered by the Fund's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

all subject to any reasonable instructions which the Distributor or the Fund may give to LFS with respect to rejection of orders for shares.

     8. UNPAID CHECKS. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned for any reason, LFS will:

          (a)  Give prompt notification to the Distributor of such non-payment;
and

          (b) Take such other steps, including imposition of a reasonable processing or handling fee, as LFS may, in LFS's discretion, deem appropriate, or as the Fund or the Distributor may instruct LFS.

     9. SALES CHARGE. In computing the number of shares to credit to the account of a shareholder pursuant to paragraph 7 hereof, LFS will calculate the total of the applicable Distributor sales charges, commission or other amount, with respect to each purchase as set forth in the Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases; LFS will also determine the portion of each sales charge, commission or other amount, payable by the Distributor to the dealer or other amount, payable by the Distributor to the dealer participating in the sale in accordance with such schedules as are from time to time delivered by the Distributor to LFS.

     10. DIVIDENDS AND DISTRIBUTIONS. A Fund will promptly notify LFS of the declaration of any dividends or distribution with respect to Fund shares, the amount of such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive such dividend or distribution. As Dividend Disbursing Agent, LFS will, on or before the payment date of any such dividend or distribution notify the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Fund agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to LFS sufficient funds therefor in the dividend and distribution account maintained by LFS with the Custodian. As Dividend Disbursing Agent, LFS will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, LFS will make appropriate credits to their accounts and prepare and mail to shareholders a confirmation statement and, if required, a certificate in respect of such additional shares.

     11. REPURCHASE AND REDEMPTIONS. LFS will receive and stamp with the date of receipt all certificates and requests delivered to LFS for repurchase or redemption of shares and LFS will process such repurchases as agent for the Distributor and such redemptions as agent for the Fund as follows:

          (a) If such certificate or request complies with standards for repurchase or redemption approved from time to time by the Fund, LFS will, on or prior to the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, deposit any contingent deferred sales charge ("CDSC") due the Distributor in its account with such bank as may from time to time be designated by the Distributor and pay to the shareholder from funds deposited by the Fund from time to time in the repurchase and redemption account maintained by LFS with the Custodian, the appropriate repurchase or redemption price, as the case may be, as set forth in the Prospectus;

          (b) If such certificate or request does not comply with said standards for repurchase or redemption as approved by the Fund, LFS will promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor, as agent for the Fund, shall so direct;

          (c) LFS shall notify the Fund and the Distributor as soon as practicable on each business day of the total number of Fund shares covered by requests for repurchase or redemption which were received by LFS in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC, such notification to be confirmed in writing; and

          (d) send to the shareholder a confirmation indicating the amount of full and fractional shares redeemed (in the case of fractional shares, recorded to three decimal places) and the price per share.

     12. SYSTEMATIC WITHDRAWAL PLANS. LFS will administer systematic withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and a Fund's Prospectus. Payments upon such withdrawal orders shall be made by LFS from the appropriate account maintained by the Fund with the Custodian. Prior to the payment date LFS will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the Prospectus.

     13. LETTERS OF INTENT AND OTHER PLANS. LFS will process such letters of intent for investing in shares as are provided for in the Prospectus, and LFS will act as escrow agent pursuant to the terms of such letters of intent duly executed by shareholders. LFS will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor, it being understood, however, that computations of any adjustment of sales charge shall be the responsibility of the Distributor. LFS will process such accumulation plans, group programs and other plans or programs for investing in shares as are provided for in the Prospectus. In connection with any such plan or program, and with withdrawal plans described in paragraph 12 hereof, LFS will act as plan agent for shareholders and in so acting shall not be the agent of the Fund.

     14. TAX RETURNS AND REPORTS. LFS will prepare, file with the Internal Revenue Service and any other federal, state or local governmental agency that may require such filing, and, if required, mail to shareholders such returns for reporting dividends and distributions paid by a Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, and LFS will withhold such sums as are required to be withheld under applicable Federal and state income tax laws, rules and regulations.

     15. RECORD KEEPING AND REPORTS. LFS will maintain records, which at all times will be the property of the Funds and available for inspection by the Funds and Distributor, showing for each shareholder's account the following information that shall be updated or calculated daily:

          (a) Name, address and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number is not provided);

          (b) Number of shares held and number of shares for which certificates have been issued;

          (c) Historical transaction information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for all transactions on a shareholder's account;

          (d) Any stop or restraining order placed against a shareholder's account;

          (e) Information with respect to withholdings of taxes on dividends paid to foreign accounts; and

          (f) Any instruction as to letters of intent, record address, and any correspondence or instructions relating to the current maintenance of a shareholder's account.

In addition, LFS will keep and maintain on behalf of the Funds all records that the Funds or LFS are required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation, Rule 31(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder. LFS shall be obligated to maintain at its expense the records specifically set forth or contemplated by this Agreement and those other records necessary to carry out its duties hereunder, which records will be preserved at the Funds' expense for the periods prescribed by law.

     16. OTHER INFORMATION FURNISHED. LFS will furnish to the Funds and the Distributor such other information, including shareholder lists and statistical information as may be agreed upon from time to time between LFS and the Funds. Notwithstanding the foregoing, LFS shall prepare and distribute to each Fund or its agent (i) daily reports showing the number of shares outstanding and (ii) monthly reports showing sales of the Fund's shares by state. LFS shall notify the Funds of any request or demand to inspect the books and records of the Funds and will act upon the instructions of the Funds as to the permitting or refusing such inspection.

     17. SHAREHOLDER INQUIRIES. LFS will respond promptly to written correspondence from shareholders, registered representatives of broker-dealers engaged in selling Fund shares, the Funds and the Distributor relating to its duties hereunder, and such other correspondence as may from time to time be mutually agreed upon between LFS and the Fund. LFS also will respond to telephone inquiries from shareholders with respect to existing accounts.

     18. COMMUNICATIONS TO SHAREHOLDERS AND MEETINGS. LFS will determine all shareholders entitled to receive, and will address and mail all communications by the Funds to their shareholders, including quarterly and annual reports to shareholders, proxy material for meetings of shareholders and periodic communications to shareholders. LFS will receive, examine and tabulate return proxy cards for meetings of shareholders and certify the vote to the Funds.

     19. INSURANCE. LFS will not reduce or allow to lapse any of its insurance coverage from time to time in effect, including but not limited to Errors and Omissions, Fidelity Bond and Electronic Data Processing coverage, without the prior written consent of the Funds.

     20.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

          (a) LFS represents that it is registered with the Securities and Exchange Commission as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended, and will notify the Funds promptly if its registration is revoked or if any proceeding is commenced before the Securities and Exchange Commission which may lead to revocation. LFS shall be responsible for compliance with all laws, rules, and regulations of governmental authorities having jurisdiction over transfer agents and their activities.

          (b) Except for the accuracy of information furnished to Funds by LFS, the Funds assume full responsibility for the preparation, contents, and distribution of its prospectuses and for compliance with all applicable requirements of the 1933 Act, the 1940 Act, and any other laws, rules, or regulations of governmental authorities with jurisdiction over the Funds.

     21. DUTY OF CARE AND INDEMNIFICATION. LFS will at all times use reasonable care and act in good faith in the performing of its duties hereunder. LFS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. LFS shall use its best efforts to minimize the likelihood of damage, loss of data, delays, or errors resulting from such uncontrollable events, and if damage, loss of data, delays, or errors occur, LFS shall use its best efforts to mitigate the effects of the occurrence.

     LFS may rely on certifications of the Secretary, any Assistant Secretary, the President, any Vice President, the Treasurer or any Assistant Treasurer of a Fund as to proceedings or facts in connection with any action taken by the shareholders or Directors of the Fund, and upon instructions not inconsistent with this Agreement from the President, any Vice President, the Treasurer or any Assistant Treasurer of the Fund. LFS may apply to counsel for the Funds, at the Funds' expense, or to its own counsel for advice whenever it deems expedient. With respect to any action taken on the basis of such certifications or instructions or in accordance with the advice of counsel for instructions or in accordance with the advice of counsel for the Funds, the Funds will indemnify and hold harmless LFS from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

     The Funds will indemnify LFS against and hold LFS harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect to any claim, demand, action or suit not resulting from LFS's bad faith or negligence and arising out of, or in connection with, its duties on behalf of the Funds under this Agreement.

     LFS shall also be indemnified and held harmless by the Funds against any loss, claim, damage, liability and expenses (including reasonable counsel fees and expenses) by reason of any act done by it in good faith and in reliance upon any instrument or certificate for shares believed by it (a) to be genuine and
(b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate.

     In any case in which a party to this Agreement may be asked to indemnify or hold harmless the other party hereto, the party seeking indemnification shall advise the other party of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and each party shall use reasonable care to identify and notify the other promptly concerning any situation that presents or appears likely to present a claim for indemnification.

     22. EMPLOYEES. LFS is responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. LFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     LFS shall maintain at its own expense insurance against public liability in a reasonable amount.

     23. RENEGOTIATION OF COMPENSATION. LFS agrees that if it provides services comparable to those contemplated by this Agreement to any other investment company or group of companies on terms and conditions more favorable than the terms and conditions applicable under this Agreement, the parties hereto agree to negotiate in good faith as to whether some adjustment in the compensation arrangement hereunder might be appropriate.

     24. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by LFS under this Agreement, LFS may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations make use of (i) its affiliated companies and their directors, trustees, and employees and (ii) subcontractors selected by LFS, provided that LFS shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement and shall use its best efforts to provide the Funds notice any time material services will be performed by someone other than LFSI under this Agreement. Except as otherwise provided in paragraph 2 herein, all costs and expenses associated with services provided by any such third parties shall be borne by LFS or such parties.

     25.  CONTINUATION; AMENDMENT; TERMINATION. This Agreement

          (a) shall become effective on the date first written above or on such later date approved by each Fund's Board of Directors, including a majority of those directors who are not parties to this Agreement or interested persons (as such term is defined in 1940 Act) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect for one year from the effective date of this Agreement, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of the directors of the Funds and (ii) by a vote of a majority of the directors for the Funds who are not interested persons or parties to this Agreement (other than as directors of the Funds).

          (b) (i) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (ii) may be terminated, as to any Fund or all Funds, upon 60 days notice without penalty by a vote of the directors or by LFS. Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination, including compensation owed to LFS as of the date of termination.

          (c) may be amended with the written consent of LFS and the Funds if the amendment has been approved by the Boards of Directors of the Funds, including a majority of disinterested directors.

     26. SUCCESSORS. In the event that in connection with termination of this Agreement a successor to any of LFS's duties or responsibilities hereunder is designated by the Funds by written notice to LFS, LFS shall promptly at the expense of the Funds, transfer to such successor, a certified list of the shareholders of the Funds (with name, address and taxpayer identification or Social Security number), a historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by LFS under this Agreement in form reasonably acceptable to the Funds (if such form differs from the form in which LFS has maintained the same, the Funds shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from LFS's personnel in the establishment of books, records and other data by such successor. LFS shall be entitled to reasonable compensation and reimbursement of its out-of-pocket expenses in respect of assistance provided in accordance with the preceding sentence. Also, in the event of the termination of this Agreement, to the extent permitted by the agreements or licenses described below, LFS shall, if requested by the Boards of the Funds, assign to any entity wholly owned, directly or indirectly, by CMG or by the funds distributed by the Distributor collectively, or any of them, all of its rights under any existing agreements to which it is a party and pursuant to which it has a right to have access to data processing capability in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection therewith, and in connection with such assignment shall grant to the assignee an irrevocable right and license or sublicenses, on a non-exclusive basis, to use any software used in connection therewith and, on an exclusive basis, any proprietary rights or interest which it has under such agreements or licenses.

     27. PRIVACY POLICY. LFS shall be responsible for complying with the Funds privacy policies and shall take due care to maintain the privacy of the Funds' shareholders in a manner consistent with those policies approved by the Funds' Board from time to time.

     28. MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     29. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, supersedes any agreements previously entered into by them and may be amended only by written agreement, duly executed on behalf of the respective parties in accordance with Section 25.

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   THE FUNDS LISTED ON APPENDIX I


                                   ------------------------------------
                                   By:
                                   Title:


                                   LIBERTY FUNDS SERVICES, INC.


                                   ------------------------------------
                                   By:
                                   Title:

                                   SCHEDULE A

     Terms used in the Schedule and not defined herein shall have the meaning specified in the SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated October 21, 2002, and as amended from time to time (the "Agreement"). Payments under the Agreement to LFS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Schedule A shall be effective as of October 21, 2002.

     1. Each Fund shall pay LFS for the services to be provided by LFS under the Agreement an amount equal to the sum of the following:

     A monthly fee of

     (a)  $2.27 per account, with a minimum of $1,500 per Fund PLUS

     (b)  The Fund's allocated share of Reimbursable Out-of-Pocket Expenses

     In addition, LFS shall be entitled to retain as additional compensation for its services all LFS revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due LFS from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

     2. All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

     3.   DEFINITIONS

          "ALLOCATED SHARE" for any month means that percentage of Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

          "REIMBURSABLE OUT-OF-POCKET EXPENSES" means (i) out-of-pocket expenses incurred on behalf of the Fund by LFS for stationary, forms, postage and similar items and (ii) networking account fees paid to dealer firms by LFS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Directors from time to time.

          "DISTRIBUTOR FEES" means the amount due LFS pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

          "FUND" means each of the open-end investment companies or series thereof listed on Appendix I.

Agreed:

EACH FUND DESIGNATED IN APPENDIX I FROM TIME TO TIME

By:
   ------------------------------------------


LIBERTY FUNDS SERVICES, INC.

By:
   ------------------------------------------

                                    EXHIBIT 1

                          METHODOLOGY OF ALLOCATING LFS
                       REIMBURSABLE OUT-OF-POCKET EXPENSES

1.   Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

     A.   Identifiable             Based on actual services performed and
                                   invoiced to a Fund.

     B.   Unidentifiable                Allocation will be based on three evenly
                                   weighted factors.

                                        -    number of shareholder accounts

                                        -    number of transactions

                                        -    average assets

                                   SCHEDULE B

                                   APPENDIX I

                        Columbia Common Stock Fund, Inc.
                          Columbia Balanced Fund, Inc.
                           Columbia Growth Fund, Inc.
                           Columbia Special Fund, Inc.
                          Columbia Small Cap Fund, Inc.
                     Columbia Real Estate Equity Fund, Inc.
                        Columbia International Fund, Inc.
                         Columbia Technology Fund, Inc.
                       Columbia Strategic Value Fund, Inc.
                          Columbia Daily Income Company
                       Columbia Fixed Income Company, Inc.
                       Columbia Short Term Bond Fund, Inc.
                         Columbia High Yield Fund, Inc.
                    Columbia Oregon Municipal Bond Fund, Inc.
                   Columbia National Municipal Bond Fund, Inc.

                                 CMC FUND TRUST:
                               CMC Small Cap Fund
                             CMC Small/Mid Cap Fund
                          CMC International Stock Fund
                            CMC Strategic Equity Fund
                               CMC High Yield Fund
                        CMC Fixed Income Securities Fund
                            CMC Short Term Bond Fund
                           CMC International Bond Fund